Exhibit 10.136

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

This Assignment and Assumption of Purchase Agreement (“Assignment”) is entered into between KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Assignor”) and KBS 12350 JEFFERSON AVENUE, LLC, a Delaware limited liability company (“Assignee”), as of September 19, 2007 (“Effective Date”).

RECITALS

A. Pursuant to the terms of that certain Purchase and Sale Agreement dated as of September 13, 2007, by and between PATRICK HENRY CORPORATE CENTER, LLC, a Virginia limited liability company, as seller, and Assignor, as buyer (as amended, the “Purchase Agreement”), Assignor agreed to acquire the Property (as such term is defined in the Purchase Agreement) commonly referred to as Patrick Henry Corporate Center, located at 12350 Jefferson Avenue, Newport News, Virginia.

B. Assignor desires to assign, without recourse, representation or warranty, all of its rights, benefits, liabilities and obligations arising under the Purchase Agreement (and related documents) to Assignee, and Assignee desires to assume all of said rights, benefits, liabilities and obligations.

NOW, THEREFORE, in consideration of the foregoing promises, the mutual undertakings of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1. Recitals. The above recitals are incorporated herein by reference.

2. Assignment and Assumption. Assignor hereby transfers, assigns and conveys, without recourse, representation or warranty, express or implied, all of Assignor’s rights, interests, liabilities and obligations in and to the Property, and all of Assignor’s rights, interests, liabilities and obligations under the Purchase Agreement (and related documents) to acquire same to Assignee. Assignee hereby assumes all such rights, interests, liabilities and obligations, and joins in all representations, warranties, releases, and indemnities, of Assignor under the Purchase Agreement (and related documents) relating to such Property and the Purchase Agreement (and related documents) assigned to it above.

3. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties’ successors and assigns.

4. Attorneys’ Fees. In the event any party institutes any action or proceeding against the other party with regard to this Assignment, the prevailing party of such action shall be entitled to recover from the nonprevailing party (in addition to all other remedies provided by law) its attorneys’ fees and costs incurred in such action or proceeding.

5. Release Under Purchase Agreement. Upon consummation of the transactions contemplated by the Purchase Agreement, Assignor shall be automatically released from its obligations under the Purchase Agreement.

6. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

Executed as of the date set forth above.

ASSIGNOR:

KBS CAPITAL ADVISORS LLC, a Delaware limited liability company

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr. Chief Executive Officer

ASSIGNEE:

KBS 12350 JEFFERSON AVENUE, LLC, a Delaware limited liability company

By:	KBS REIT ACQUISITION XIX, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr. Chief Executive Officer

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